                                                                   EXHIBIT 10.36

                            QUOTA PURCHASE AGREEMENT

    THIS QUOTA PURCHASE AGREEMENT (the "AGREEMENT") is made this 23rd day of October, 2001, by and between

    - SUREBEAM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, United States of America ("USA") with a principal place of business at 3033 Science Park Road, San Diego, California 92121, USA (the "BUYER"); and

    - TECHION INDUSTRIAL BRASIL S.A., a corporation organized and existing under the laws of Brazil, with a principal place of business at Av. Abiurana s/n(o), Industrial District, Manaus, 69075-010, Brazil (the "SELLER");

    As Intervening Party,

       SUREBEAM HOLDING COMPANY LTDA., a subsidiary of Buyer organized under the laws of Brazil and registered with the National Registry of Legal Entities ("CNPJ/MF") under No.03.965.698/0001-78, with principal place of business at Rus Luis Coelho, 223, 1' andar--sala 3, Sao Paulo, SP (hereinafter referred to as "SUREBEAM HOLDING"); and

    As Intervening Party and Guarantor,

       JOSE FRANCISCO BUFARA DE MEDEIROS, Brazilian individual, bearer of the identity card n(o) RG 01.736.772-3, resident at Rua Coronel Irlandino Sandoval n(o) 200, Sao Paulo, Brazil (hereinafter referred to as "MEDEIROS");

                                    RECITALS

    A. Buyer and Seller have entered into a Joint Venture and Strategic Partnering Agreement on May 18, 2000 (the "JOINT VENTURE AGREEMENT") to jointly establish SureBeam Brasil Ltda., a company organized under the laws of Brazil and registered with the National Registry of Legal Entities ("CNPJ/MF") under N.04.169.285/0001-40, (hereinafter the "COMPANY"), with the desire to jointly engage in the business of providing food and food product irradiation and pasteurization services and industrial irradiation equipment to various food companies in Brazil, including food producers and food wholesalers using Buyer's patented electron beam and x-ray technology (the "JOINT VENTURE");

    B. Previously to the organization of the Company, in order to accelerate the start up of the joint businesses of the Parties in Brazil (i) The Titan Corporation, a company within the economic group of Buyer, extended a loan to Seller in the amount of US$5,000,000.00, regulated by a Line of Credit Agreement executed on July 6, 2000, which remains unpaid; and
       (ii) Seller imported from Buyer two (2) 10 MeV e-beams guns (the "EQUIPMENT"), which have not been paid as well and are located at Seller's facility in Manaus;

    C. Seller is the owner of 80.1% of the outstanding quotas of the Company, and SureBeam Holding owns the remaining 19.9% of the quotas of the Company. Buyer and Seller have decided to restructure their Joint Venture, transferring the indirect and direct control over the Company to Buyer;

    D. On the basis of the representations, warranties, covenants and agreements and subject to the terms and conditions contained herein, Seller wishes to sell to Buyer (or to one of its affiliates), 60.1% of the quotas of the Company, consisting of 60,100 (sixty thousand and one

                                       1.
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       hundred) quotas (the "QUOTAS"), and subject to such terms and conditions,
       Buyer (by itself of through one of its affiliates) wishes to purchase such Quotas.

    E. The parties have agreed to amend the Joint Venture Agreement in the terms and conditions set forth in the Term Sheet executed by the Parties on October 15, 2001 (the "TERM SHEET").

    In consideration of the mutual promises contained herein, Buyer and Seller (collectively the "PARTIES") mutually agree as follows:

1.  PURCHASE AND SALE OF QUOTAS; CLOSING.

    1.1 PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign and transfer the Quotas to Buyer, free and clear of any liens and encumbrances, on the date hereof (the "CLOSING DATE"), and Buyer agrees to purchase, itself and/or through any of its affiliates, the Quotas from Seller on the Closing Date.

    1.2  CLOSING.

        (a) Immediately after the execution of this Agreement, Seller and SureBeam Holding shall enter into and deliver to Buyer (i) an Amendment to the Articles of Organization of the Company evidencing the transfer of the Quotas to Buyer (the "AMENDMENT"); and (ii) copy of the relevant empowerment documents of Seller as necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

        (b) At the Closing, Buyer shall deliver to Seller (i) the Purchase Price, in accordance with Section 2; and (ii) copy of the relevant empowerment documents of Buyer as necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

        (c) The Parties agree to execute the amendment to the Joint Venture Agreement in the terms and conditions set forth in the Term Sheet no later than November 15, 2001.

        (d) Immediately after Closing, Buyer shall have the Amendment referred to above duly filed in the appropriate corporate registrar, presenting evidence of such filing to Seller.

2.  PURCHASE PRICE AND PAYMENT.

    2.1 PURCHASE PRICE AND PAYMENT. The total purchase price for the Quotas shall be the amount of US$1,000,000.00 (one million US Dollars) (the "PURCHASE PRICE"). Payment of the Purchase Price shall be made as defined below, by means of wire transfer of immediately available funds to the bank account designated by Seller:

        (a) US$ 750,000.00 (seven hundred and fifty thousand US Dollars) upon execution of this Agreement, and simultaneously with the execution of the Amendment and consequent transfer of the Quotas to Buyer; and

        (b) US$ 250,000.00 (two hundred and fifty thousand US Dollars) upon transfer of the Equipment from Seller to the Company at the Rio Facility (as defined below), subsequent to the completion of its nationalization, in accordance with Brazilian laws and approved by the competent Brazilian authorities.

       (b.1) The transfer referred to above shall (i) be effected against the assumption by the Company of the debt for the Equipment, and additionally
       (ii) result in the forgiveness of a portion of the Loan in the amount of US$ 1,000,000.00.

       (b.2) The risk of loss or damage in relation to the Equipment shall not transfer from Seller to the Company until such Equipment is delivered and accepted by the Company in the Rio Facility; Seller agrees to bear such risk and to provide insurance to the Equipment, at its own expense subsequent to the inspection and sign-off on the Equipment, to be conducted jointly by Seller, Buyer and the insurer, at the Seller's premises in the City of Manaus. In case Buyer

                                       2.
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       does not accept all or part of the Equipment, the parties agree to submit the inspection to arbitration, in accordance with Clause 12.7 of the Joint Venture Agreement.

       (b.3) The payment of this installment of the purchase price is conditioned upon the acceptance of the Equipment by Buyer and its delivery at the Rio Facility. In the event of non-acceptance of part or all of the Equipment in accordance with Section 2.(b.2) above, this portion of the Purchase Price will be recalculated accordingly and the payment, if any, will be effected upon agreement by the Parties or determination by the arbitrator on its amount, as applicable.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby makes the following representations and warranties to Buyer:

    3.1 CORPORATE STATUS. The Company is duly organized and validly existing under the laws of Brazil, and has the corporate power to own its assets and carry on its business as stated in its articles of incorporation. There are no quotaholders' agreements to which Seller, Medeiros and/or any of their affiliates or the Company may be bound, other than the Joint Venture Agreement. None of Seller, Medeiros or their affiliates has been involved in any business arrangement or relationship with the Company, nor entered into any contract with the Company, and none of Seller, Medeiros or their affiliates owns any assets, tangible or intangible, which are or will be used in the business of the Company, except for the Equipment and the building that Seller is constructing at the Company's facility in Rio de Janeiro (the "BUILDING" and the "RIO FACILITY," respectively).

    3.2 CAPITALIZATION. The total issued and outstanding capital of the Company consists of 100,000 (one hundred thousand) quotas with a par value of R$1.00 (one Real) each. The Company is properly capitalized and all of its quotas are duly authorized, validly issued, fully paid and non-assessable. The Quotas held by Seller are owned free and clear of any and all security interests, agreements or claims of any kind whatsoever. Seller represents and warrants that it is the owner, beneficially and of record, of 80,100 (eighty thousand and one hundred) Quotas of the Company. There are no outstanding or authorized options, purchase rights, or other contracts or commitments that could oblige Seller, Medeiros and/or any of their Affiliates to issue, sell, transfer, or otherwise dispose of any of the Quotas.

    3.3 CORPORATE AUTHORITY. Seller has the legal right, power and authority to enter into this Agreement and to transfer, assign and deliver the Quotas as provided in this Agreement, subject to the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of Seller and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution on the Closing Date of the Amendment, in the form of Schedule 3.3 attached hereto, subject to (i) the concurrent execution of the Amendment by SureBeam Holding, and (ii) its filing in the appropriate corporate registrar, will convey to Buyer good and marketable title to the Quotas, free and clear of any and all security interests, agreements or claims of any kind whatsoever.

    3.4 RESTRICTIONS. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by any terms of any court order, consent decree, license or other agreement or permit to which Seller, Medeiros or the Company is subject or a party, or constitute a default thereunder, or result in the creation of any security interest upon any of the Quotas or the assets of the Company, or violate any of the provisions of the Company's articles of organization. There is no lawsuit, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller, Medeiros or the Company which might prevent the consummation of any of the transactions contemplated by this Agreement.

                                       3.
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    3.5  FINANCIAL STATEMENTS.  Attached hereto as Schedule 3.5 are the financial statements of the Company since the date of its organization (the "FINANCIAL STATEMENTS"). These Financial Statements have been prepared by the Company in accordance with accounting principles derived from Brazilian corporate law, applied on a consistent basis throughout the periods covered by these financial statements, present fairly the financial position of the Company as of the balance sheet dates and the results of its operations for the periods then ended, are correct and complete and are consistent with the books and records of the Company.

    3.6 LITIGATION. There have been no judgments, decrees, suits, actions, claims, proceedings or investigations pending or threatened against the Company or involving any of its property or assets or any products or services made, used or sold by it.

    3.7 ENVIRONMENTAL MATTERS. The Company is, and at all times has been, in compliance with all environmental, occupational health and safety statutes and regulations. There is no environmental contamination caused by the Company, including, but not limited to, soil or groundwater contamination, air emission or water contamination, air emission or water discharge above applicable standards. The Company has not engaged in any inappropriate management, storage, transportation or final disposal of waste or by-products, hazardous and non-hazardous. There are no (a) proceedings or governmental investigations concerning or against the Company arising from or relating to environmental matters pending before any court or tribunal or governmental instrumentality,
(b) citations, summons, directives, orders or notices of a threatened or actual violation of any legal requirement concerning or against the Company relating to environmental matters, or (c) liens arising from or related to environmental matters, or any governmental actions resulting in the imposition of any such lien on any of the real property referred to above.

    3.8 EMPLOYEES; EMPLOYEE BENEFITS. The Company is, as of the date hereof, in a pre-operational stage; therefore, it does not have on the date hereof, and has not had, since the date of its incorporation until the date hereof, any employees.

    3.9 TAXES. The Company is, as of the date hereof, in a pre-operational stage, and has been incorporated in the current fiscal year; therefore, it has not had, since the date of its incorporation until the date hereof, any tax liabilities, nor been required to file any tax return with any government agency.

    3.10 LEGAL COMPLIANCE. The Company is, [and the Seller (specifically with respect to the importation of the Equipment and the construction of the Building, including the permission of use by the Brazilian authorities of the land for the installation of the Rio Facility) is,] in all respects in compliance with all laws, regulations, orders and permits of all authorities or agencies (including, without limitation, those relating to antitrust regulation, health and safety, labor, employment, and zoning and building codes). Neither the Company nor Seller (regarding the specific matters listed above) has received any complaint, citation or notice of violation from any governmental authority, nor none is to the best knowledge of the Seller threatened, alleging that the Company has been in violation of any such laws.

    3.11 ACCURACY OF STATEMENTS. None of the information contained in the representations, warranties or covenants of Seller and Medeiros in this Agreement (including the schedules hereto) contains any untrue statement of fact or omits to state a fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. All documents provided to Buyer by Seller are true, complete and correct copies of the documents they purport to represent.

    3.12 BOOKS AND RECORDS/ACCOUNTING CONTROLS. Each transaction is properly and accurately recorded on the books and records of the Company, and the importation of the Equipment and the construction of the Building are properly and accurately recorded on the books and records of Seller,

                                       4.
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and each document on which entries in the Company's or Seller's (regarding the specific matters listed above) books or records are based (such as purchase orders, customer or company invoices, service agreements, etc.) is complete and accurate in all respects.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby makes the following representations and warranties to Seller:

    4.1 AUTHORITY. Buyer has the legal right, power and authority to enter into this Agreement, the execution and delivery of this Agreement; and the consummation of the transactions contemplated hereby have been duly authorized by the necessary corporate action of Buyer; and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

    4.2 RESTRICTIONS. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, agreement or permit to which Buyer is subject or a party, or constitute a default thereunder, or result in the creation of any lien, claim or encumbrance upon any of Buyer's assets, or violate any of the provisions of the Articles of Organization of Buyer. There is no lawsuit, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer, which might prevent the consummation of any of the transactions contemplated by this Agreement.

    4.3 GOVERNMENT APPROVALS. No action, consent or approval of, registration or filing with, or any other action by, any governmental authority will be required in connection with the performance by Buyer of this Agreement or in connection with the transactions contemplated hereby.

5.  INDEMNIFICATION

    5.1 SCOPE OF SELLER'S INDEMNITY. Seller and Medeiros jointly and severally agree to indemnify and hold Buyer and the Company and their respective affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against any and all loss, liability, claim, damage, or expense (including costs of litigation and reasonable fees and expenses of attorneys, accountants and other experts), except for those as properly reflected in the Financial Statements (collectively, a "LOSS" or "LOSSES"), suffered or incurred as a result of:

        (a) any breach of any representation or warranty made by Seller and/or Medeiros contained in this Agreement or any other document delivered by Seller in connection with the transactions contemplated hereby;

        (b) any breach by Seller of any covenant or agreement contained in this Agreement or in any other agreement or document delivered by Seller in connection with the transactions contemplated hereby;

        (c) any act, fact or omission occurring prior to the Closing by the Company or by any company deemed to be a predecessor of the Company for which successor liability may be ascribed to Seller or the Company;

        (d) any past liabilities of the Company not specifically assumed under the terms of this Agreement.

Seller shall not be exempt from liability if Buyer or its advisors knew or should have known from their review of the transaction that nay of the covenants, representations or warranties contained in this agreement were not accurate or complete. Seller shall be liable for losses whether or not Buyer knew or had reason to know of the corresponding liabilities, as a result of disclosure by Seller in this Agreement (including the schedules), or otherwise.

                                       5.

    5.2 INDEMNITY PROCEDURES. If Buyer shall become aware of facts which give rise or threaten to give rise to Seller's obligations to indemnify Buyer pursuant to this section ("EVENT SUBJECT TO INDEMNIFICATION"), regardless of whether or not the Event Subject to Indemnification involves a third party, Buyer shall send written notice (the "NOTIFICATION") to Seller promptly and in no event later than within one half of the period granted for the settlement of the obligation or the presentation of a defense after discovery of the Event Subject to Indemnification disclosing the details thereof, and Seller shall respond within 5 (five) calendar days as of the receipt of Notification (or sooner, if circumstances require), PROVIDED, HOWEVER, that no delay in delivering any Notification shall relieve Seller from its obligations hereunder unless (and then solely to the extent that) Seller is prejudiced thereby, especially (but not only) as a result of not being able to file the proper defense because of the lack of time.

        (a) If an Event Subject to Indemnification shall arise which does not involve any third party, Seller shall send a written response to Buyer in which it states its intention to either (i) pay the amount involved or commence any required remedial measures in connection with the Event Subject to Indemnification; (ii) refuse to accept the event as an Event Subject to Indemnification; or (iii) discuss the matter. If (i), Seller will either pay the amount involved or commence any required remedial measures, in either case within 30 (thirty) days from the date of Notification. If (ii), Buyer may, at its option, commence any required action to pursue or defend its rights and remedies. If (iii), the Parties shall discuss the issues involved during a period of 30 (thirty) days from the receipt of the Notification, and if they reach an agreement, any payment required thereby shall be made by Seller to Buyer (in the case of monetary loss) or commenced by Seller (in the case of remedial measures) within 45 (forty-five) calendar days from the receipt of Notification. If they do not reach an agreement, Buyer may commence, at its option, any required action to pursue its rights and remedies.

        (b) If an Event Subject to Indemnification shall arise which involves any third party, the Seller's response shall indicate its intention either to (i) pay the amount involved; (ii) assume the defense of the litigation or proceeding, which it shall have the right to do (in which case, Seller shall be responsible for all costs, expenses, legal and court fees, as well as any guaranties which may be required to be placed for the respective defense ("DEFENSE COSTS"), and Buyer shall have the right to retain its own counsel at its own expense to monitor the defense); or (iii) not assume the defense of the litigation or proceeding, in which case they shall nevertheless be liable for the Defense Costs of Buyer and/or the Company in connection therewith. Whichever Party assumes the defense shall be entitled to the cooperation of the other Party in preparing the defense. Buyer agrees to provide Seller with access to all of Buyer's files and records concerning said defense.

        (c) If an Event Subject to Indemnification involves the responsibility of Buyer and Seller, the Company shall always be the one to take all actions to defend its interests and the Parties shall pay all Defense Costs proportionally to their respective responsibilities.

        (d) If Buyer sends Notification in accordance with the foregoing
    Section 5.2 and Seller fail to respond within the above-mentioned period, such failure to respond shall be deemed as an acceptance to pay the amount involved or carry out the required remedial measures in connection with the Event Subject to Indemnification.

6.  CONFIDENTIALITY

    6.1 CONFIDENTIALITY. Each Party shall refrain from disclosing and shall hold confidential the terms and conditions of this Agreement, including without limitation, the consideration to be paid hereunder, except to the extent that disclosure of such information is necessary or desirable for consummation of the transactions contemplated hereby, demanded by any governmental authority, required by applicable law or stock exchange regulations to which a Party is subject, or with the consent of all other parties hereto.

                                       6.
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    6.2  PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such form and manner as the Parties determine. A Party may not unreasonably withhold its consent to a request by another Party to make such public announcement or similar publicity. If a Party is required by applicable law or stock exchange regulations to which such Party is subject to make such public announcement or publicity, it may do so provided such Party has delivered to the other Parties a copy of the proposed announcement or publicity not less than 24 hours prior to making such proposed announcement or publicity.

7.  ANTITRUST LAW COMPLIANCE

    7.1 APPROVAL OF TRANSACTION. Buyer and Seller shall, and shall promptly cause the Company to, file such information and seek such government approvals as shall be required with respect to the transactions contemplated herein under the antitrust laws and regulations of Brazil. Buyer and Seller agree, at their own cost and expense, to make available or cause to be made available to the Company or each other (as applicable) such information as may reasonably be requested relative to the businesses, assets and property of Buyer, Seller or the Company (as the case may be), as may be required to prepare such filings and to file any additional information requested by such agencies under such laws, rules or regulations. Antitrust approval filing fees shall be borne equally by the Parties.

    7.2 EFFECT OF NON-APPROVAL. In the event that the Brazilian antitrust authorities refuse to accept the transaction as contemplated hereunder or impose restrictions on the transaction that are unacceptable to one or more of the Parties hereunder, the Parties shall in good faith seek to modify their mutual contractual arrangements to the extent reasonably necessary to satisfy the requirements of the Brazilian antitrust authorities.

8.  GENERAL PROVISIONS

    8.1 FURTHER ASSURANCES. The Parties agree to execute such other documents or agreements and do such other things as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby and in the Term Sheet, attached hereto as Schedule 8.1.

    8.2 NOTICES. Any notice required to be given under this Agreement must be given in writing and will be effective on receipt when delivered by registered airmail, hand delivery or by facsimile confirmed by the sending of the original by registered airmail to the Party, at the address stated below or to such other address as such Party may designate by written notice in accordance with the provisions of this section.

    To Seller:

       Tech Ion Industrial Brasil S.A.
       Av. Nove de Julho, 5966 - 1' andar
       Sao Paulo-SP
       At.: Jose Francisco Bufara de Medeiros
       Phone: (55 11) 3064.7366
       Fax.: (55 11) 3064.1060
       e-mail: medeiros@techion.com.br

    to Buyer:

       SureBeam Corporation
       3033 Science Park Road
       San Diego, California, 92121, USA
       At.: Kevin Claudio
       Tel.: (1 858) 552-9824
       Fax: (1 858) 597-9151
       e-mail: kclaudio@surebeam.com

                                       7.
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    to SureBeam Holding:

       SureBeam Corporation
       3033 Science Park Road
       San Diego, California 92121, USA
       At.: Kevin Claudio
       Tel.: (1 858) 552-9824
       Fax: (1 858) 597-9151
       e-mail: kclaudio@surebeam.com

    to Medeiros:

       Av. Nove de Julho, 5966 - 1' andar
       Sao Paulo-SP
       Phone: (55 11) 3064.7366
       Fax.: (55 11) 3064.1060
       e-mail: medeiros@techion.com.br

    8.3 WAIVER OF RIGHT OF FIRST REFUSAL BY SUREBEAM HOLDING. If the sale and transfer of Quotas provided for in this Agreement is effected (i) to Buyer, or
(ii) to an affiliate of Buyer other than SureBeam Holding, then SureBeam Holding hereby expressly waives its right of first refusal in the acquisition of such Quotas, as provided for in CLAUSULA 11' of the Company's Articles of Organization.

    8.4 ENTIRE AGREEMENT. This Agreement, together with all schedules referenced herein, is the Parties' entire agreement. It supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter and prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communications between the Parties during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each Party.

    8.5 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of Brazil, and any disputes arising hereunder shall be settled in accordance with Section 12.7 of the Joint Venture Agreement.

    8.6 EXPENSES AND TAXES. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.

    8.7 SEVERABILITY. If at any time subsequent to the date hereof, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

    8.8 WAIVER. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                                       8.

    8.9 ASSIGNMENT. The respective rights and obligations of the Parties under this Agreement may not be assigned by Buyer or the Seller without the prior written consent of the other; PROVIDED, HOWEVER, that Buyer may assign this Agreement in whole or in part to any affiliate of Buyer upon prior written notice to Seller, in which case Buyer shall continue jointly liable with the respective assignee. In case the purchase is effected through an affiliate of the Buyer, such affiliate shall also be required to make the representations and warranties provided for in Section 4, hereunder.

    8.10 GOVERNING LANGUAGE. This Agreement is executed in the English language, and all of its terms and provisions shall be construed in accordance with the English language, which shall prevail, notwithstanding any translation thereof, which may have been submitted for regulatory approval purposes.

    8.11 COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                       9.
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    IN WITNESS WHEREOF, the parties hereto have duly executed this Quota
Purchase Agreement as of the day and year first above written.

                                      SUREBEAM CORPORATION

                                      /s/ LARRY A. OBERKFELL
                                      ----------------------------------
                                      Name: Larry A. Oberkfell
                                      Title: President & CEO

                                      TECHION INDUSTRIAL BRASIL S.A.

                                      /s/ ILLEGIBLE
                                      ----------------------------------
                                      Name: illegible
                                      Title: Attorney-in-fact

                                      SUREBEAM HOLDING COMPANY LTDA.

                                      /s/ ILLEGIBLE
                                      ----------------------------------
                                      Name: illegible
                                      Title: Attorney-in-fact

                                      JOSE FRANCISCO BUFARA DE MEDEIROS

                                      ----------------------------------
WITNESSES:

1.
    ------------------------------
    Name:
    Id:

2.
    ------------------------------
    Name:
    Id:

                                      10.